Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Veea Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock	(1)	457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock	(2)	457(o)				0.0001381
Fees to be Paid	Other	Warrants	(3)	457(o)				0.0001381
Fees to be Paid	Other	Subscription Rights	(4)	457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities	(5)	457(o)				0.0001381
Fees to be Paid	Other	Units	(6)	457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(7)	457(o)		$	$75,000,000.00	0.0001381		$10,357.50

Total Offering Amounts:							$75,000,000.00			10,357.50
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$10,357.50

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Offering Note(s)

(1)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(2)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(3)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder
(4)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Subscription rights evidence rights to purchase any securities of the Registrant registered under this registration statement.
(5)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Debt securities may be senior or subordinated, convertible or non-convertible and secured or unsecured.
(6)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

Any securities registered under this registration statement may be sold separately or as units with other securities registered under this registration statement.
(7)	There are being registered hereunder such indeterminate amount of the securities of each identified class as may from time to time be offered hereunder by the Registrant at indeterminate prices which shall have an aggregate initial offering price not to exceed $75,000,000. The securities being registered hereunder also include such indeterminate amount of securities as may be issued upon exercise, settlement, exchange or conversion securities offered or sold hereunder, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $75,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

The proposed maximum offering price per security for the primary offering will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.